Sierra Vista BANK

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Adoption and approval of the Agreement and Plan of Reorganization and Merger dated as of April 28, 2016 by and among Sierra Vista Bank, Central Valley Community Bancorp and Central Valley Community Bank.	☐	☐	☐
2. Approval of one or more adjournments of the Meeting to solicit additional proxies in favor of the Merger proposal, if necessary.	☐	☐	☐

3. To transact such other business as may properly come before the Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 2 8 3 6 8 3 2

02DT2C

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Revocable Proxy — Sierra Vista Bank Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Proxy Statement/Notice of Meeting is available at: www.edocumentview.com/SVBA SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS The undersigned shareholder of Sierra Vista Bank (the “Bank”) hereby nominates, constitutes and appoints G. Eric Northman and Scott N. Jimison, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Bank held of record by the undersigned as of [●], 2016, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Bank to be held at the [●], California on [●], 2016 and any adjournments thereof (the “Meeting”), as fully and with the same force and effect as the undersigned might or could do if present, as specified on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS LISTED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.